UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BILL BARRETT CORPORATION
(Name of the Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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1099 18th Street, Suite 2300

Denver, Colorado 80202

(303) 293-9100

ADDITIONAL SOLICITING MATERIAL

RELATED TO 2011 PROXY STATEMENT

May 3, 2011

This additional soliciting material relating to the proxy statement of Bill Barrett Corporation (the “Company”) dated March 26, 2011 provides updated information with respect to the Company’s 2011 annual meeting of stockholders, which will be held on May 12, 2011 at 9:30 a.m. (Denver time) at The Westin Denver Downtown, Tabor Auditorium, 1672 Lawrence Street, Denver, Colorado 80202.

On May 3, 2011, as part of the Company’s Current Report on Form 8-K relating to the Company’s quarterly earnings, the Company furnished the information set forth below:

Information Concerning Annual Meeting Stockholder Proposal

Mr. Gerald Armstrong submitted a stockholder proposal to be considered at the Annual Meeting of Stockholders to be held on May 12, 2011 requesting that the Board of Directors take the steps necessary so that each stockholder voting requirement in the Company’s Certificate of Incorporation and bylaws that calls for a greater than simple majority vote be changed to a majority of the votes cast for and against the proposal in compliance with applicable law. The Board of Directors of the Company has agreed to propose, recommend to the stockholders of the Company, and actively solicit the approval at the 2012 Annual Meeting of Stockholders that the Company amend its Certificate of Incorporation to (1) eliminate the provisions in the Certificate of Incorporation that require the affirmative vote of the holders of at least 80% of the outstanding shares for approval, and (2) provide for the annual election of directors. As a result of this commitment, the Company has been advised that Mr. Armstrong agreed to withdraw his proposal.

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The following script from the Company’s quarterly earnings call held May 3, 2011 relates to the foregoing matters:

In its continuing efforts to improve the Company’s corporate governance, our Board has decided to propose, recommend to, and actively solicit the approval of the stockholders of the Company at the 2012 Annual Meeting of Stockholders that the Company amend its Certificate of Incorporation to eliminate the provisions in the Certificate of Incorporation that require the affirmative vote of the holders of at least 80% of the outstanding shares for approval, and provide for the annual election of directors. As a result of this commitment, we have been advised that a stockholder will withdraw his stockholder proposal (Proposal Number 6 in our Proxy Statement) requesting that the Board take the steps necessary to change each stockholder voting requirement in our Certificate of Incorporation and bylaws that calls for a greater than simple majority vote to a majority of the votes cast. We ask that you vote your proxies for next week’s meeting FOR all the matters that remain on the ballot after the withdrawal of the stockholder proposal, including FOR our 3 nominees for director, all of whom are currently on our Board and including myself, rather than withholding your votes for the nominees.